Exhibit 99.1

BioSante Pharmaceuticals, Inc. 111 Barclay Boulevard Lincolnshire, Illinois 60069 www.biosantepharma.com

FOR IMMEDIATE RELEASE	NASDAQ: BPAX

BioSante Pharmaceuticals Reports Second Quarter 2009 Financial Results

LINCOLNSHIRE, Illinois - (August 7, 2009) — BioSante Pharmaceuticals, Inc. (NASDAQ: BPAX) today announced its second quarter 2009 financial results.

BioSante incurred a net loss of approximately $4.6 million or ($0.17) per share for the quarter ended June 30, 2009, compared to a net loss of $6.0 million or ($0.22) per share for the same period in 2008. This decrease in net loss was due to BioSante’s decision in April 2009 to delay screening of new subjects for its ongoing LibiGel® (testosterone gel) Phase III safety study and impairment charges incurred in 2008 related to other-than-temporary impairment of auction rate securities.

“We continue to screen for and enroll new subjects in the LibiGel Phase III efficacy trials, however, during the second quarter 2009, we decided to delay screening new subjects for our LibiGel Phase III safety study in order to conserve cash. Those women already enrolled continue in the study.  We will restart screening and enrollment in the safety study once we have secured adequate funding or closed our previously announced proposed merger with Cell Genesys,” said Stephen M. Simes, president and chief executive officer of BioSante.

The LibiGel Phase III safety and efficacy trials are being conducted under an FDA approved SPA (special protocol assessment).

The Company’s cash and cash equivalents as of June 30, 2009 were approximately $6.0 million, as compared to cash, cash equivalents and short-term investments of approximately $14.8 million on December 31, 2008.

As previously announced, on June 29, 2009, BioSante entered into an agreement and plan of merger with Cell Genesys, Inc. under which Cell Genesys will merge with and into BioSante, with BioSante continuing as the surviving company.  As a result of the merger, each share of common stock of Cell Genesys issued and outstanding immediately prior to the effective time of the merger will be converted into the right to receive approximately 0.1615 of a share of BioSante common stock, subject to potential upward or downward adjustment, in accordance with a formula set forth in the merger agreement which is based on Cell Genesys’s net cash, less certain expenses and liabilities, on a date 10 calendar days preceding the anticipated closing date of the merger.

BioSante expects to issue in the aggregate approximately 17.7 million shares of BioSante common stock in the merger, and, upon completion of the merger, the former Cell Genesys stockholders are expected to own approximately 39.6 percent of the outstanding shares of BioSante common stock, and the BioSante stockholders prior to the merger are expected to own approximately 60.4 percent of the outstanding shares of BioSante common stock, assuming the 0.1615 exchange ratio is not adjusted and the number of outstanding shares of BioSante and Cell Genesys common stock remains unchanged until immediately prior to the merger.  The transaction is expected to close in the late third quarter or fourth quarter of 2009, subject to certain closing conditions.

BioSante also announced that today it will file a registration statement on Form S-4 with the Securities and Exchange Commission, containing a joint proxy statement/prospectus, to register the issuance of its shares in connection with the merger.  Such registration statement must be declared effective by the SEC prior to the mailing of the joint proxy statement/prospectus to BioSante and Cell Genesys stockholders.

In accordance with NASDAQ Marketplace Rule 5250(b)(2), which requires a NASDAQ listed issuer to publicly announce through the news media the receipt of an audit opinion containing a going concern qualification, BioSante announced the decision of its independent registered public accounting firm to reissue their audit report related to BioSante’s financial statements for the fiscal year ended December 31, 2008 to include a paragraph expressing substantial doubt about the ability of BioSante to continue as a going concern.

“One of the primary reasons we are proposing to merge with Cell Genesys is our need for additional funding to continue our Phase III clinical studies for LibiGel,” Simes added.  “If the Cell Genesys merger is completed, we expect that the cash resources of the combined company expected to be available at closing will provide us sufficient capital to maintain our projected business operations through at least the next 12 months, including continued Phase III clinical development of LibiGel.”

About BioSante Pharmaceuticals, Inc.

BioSante is a specialty pharmaceutical company focused on developing products for female sexual health, menopause, contraception and male hypogonadism. BioSante’s lead products include LibiGel® (transdermal testosterone gel) in Phase III clinical development by BioSante under a U.S. Food and Drug Administration (FDA) SPA (Special Protocol Assessment) for the treatment of female sexual dysfunction (FSD), and Elestrin™ (estradiol gel) developed through FDA approval by BioSante, indicated for the treatment of moderate-to-severe vasomotor symptoms associated with menopause, currently marketed in the U.S.  Also in development are Bio-T-Gel™, a testosterone gel for male hypogonadism, and an oral contraceptive in Phase II clinical development using BioSante patented technology. The current market in the U.S. for estrogen and testosterone products is approximately $2.5 billion and for oral contraceptives approximately $3 billion. The company also is developing its calcium phosphate technology (CaP) for aesthetic medicine (BioLook™), novel vaccines (BioVant™) and drug delivery.  Additional information is available online at: www.biosantepharma.com.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The statements regarding BioSante contained in this news release that are not historical in nature, particularly those that utilize terminology such as “will,” “potential”, “could,” “can,” “believe,” “intends,” “continue,” “plans,” “expects,” “estimates” or comparable terminology, are forward-looking statements. Such statements include, but are not limited to, statements about the proposed transaction and its potential benefits to the BioSante and Cell Genesys stockholders, the expected timing of the completion of the transaction, the projected costs of the transaction, the combined company’s future cash resources and financial and operating results, the combined company’s plans, objectives, expectations and intentions with respect to future operations and products and other statements that are not historical in nature, particularly those that utilize terminology such as “will,” “potential,” “could,” “can,” “believe,” “intends,” “continue,” “plans,” “expects,” “estimates” or comparable terminology. Forward-looking statements are based on current expectations and assumptions, and entail various known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed in such forward-looking statements.  Important factors known to BioSante that could cause actual results to differ materially from those expressed in such forward-looking statements include general business and economic conditions; the failure of the BioSante or Cell Genesys stockholders to approve the merger or the failure of either party to meet any of the other conditions to the closing of the merger; the failure to realize the anticipated benefits from the merger or delay in realization thereof; the operating costs and disruption to BioSante’s business during the pendency and following the completion of the merger; the costs and disruption associated with certain outstanding litigation regarding the merger; BioSante’s need for and ability to obtain additional financing; the difficulty of developing pharmaceutical products, obtaining regulatory and other approvals and achieving market acceptance; the marketing success of BioSante’s licensees or sublicensees and the success of clinical testing, and other factors identified and discussed from time to time in BioSante’s filings with the Securities and Exchange Commission, including those factors discussed in BioSante’s most recent annual report on Form 10-K, and its subsequent quarterly reports on Form 10-Q, which discussions also are incorporated herein by reference. All forward-looking statements speak only as of the date of this news release. BioSante undertakes no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.

Important Additional Information for Investors and Stockholders

This news release is being made in respect of the proposed merger between BioSante and Cell Genesys.  In connection with the proposed transaction, BioSante will file with the SEC a registration statement on Form S-4, containing a joint proxy statement/prospectus and other relevant materials, and each of BioSante and Cell Genesys plan to file with the SEC other documents regarding the proposed transaction.  The final joint proxy statement/prospectus will be mailed to the stockholders of BioSante and Cell Genesys.  Investors and security holders of BioSante and Cell Genesys are urged to read the joint proxy statement/prospectus (including any amendments or supplements) and other documents filed with the SEC carefully in their entirety when they become available because they will contain important information about BioSante, Cell Genesys and the proposed transaction.

Investors and security holders will be able to obtain free copies of the registration statement and the joint proxy statement/prospectus (when available) and other documents filed with the SEC by BioSante and Cell Genesys at the SEC’s web site at www.sec.gov.  Free copies of the registration statement and the joint proxy statement/prospectus (when available) and other documents filed with the SEC can also be obtained by directing a request to BioSante,  Attention: Investor Relations, telephone: (847) 478-0500 or to Cell Genesys,  Attention: Investor Relations., telephone (650) 266-3000.  In addition, investors and security holders may access copies of the documents filed with the SEC by BioSante on BioSante’s website at www.biosantepharma.com, and investors and security holders may access copies of the documents filed with the SEC by Cell Genesys’s website at www.cellgenesys.com.

BioSante, Cell Genesys and their respective directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies from the stockholders of BioSante and Cell Genesys in respect of the proposed transaction.  Information regarding BioSante’s directors and executive officers is available in its annual report on Form 10-K for the year ended December 31, 2008, filed with the SEC on March 16, 2009 and the proxy statement for BioSante’s 2009 annual meeting of stockholders, filed with the SEC on April 27, 2009.  Information regarding Cell Genesys’s directors and executive officers is available in its annual report on Form 10-K for the year ended December 31, 2008, filed with the SEC on March 9, 2009 and the proxy statement for Cell Genesys’s 2009 annual meeting of stockholders, filed with the SEC on March 31, 2009.  If and to the extent that any of the BioSante or Cell Genesys participants will receive any additional benefits in connection with the merger that are unknown as of the date of this filing, the details of those benefits will be described in the definitive joint proxy statement/prospectus relating to the merger.  Investors and stockholders can obtain more detailed information regarding the direct and indirect interests of BioSante’s and Cell Genesys’s directors and executive officers in the merger by reading the definitive joint proxy statement/prospectus when it becomes available.

For more information, please contact:

McKinney/Chicago

Alan Zachary

(312) 944-6784 ext. 316; azachary@mckinneychicago.com